Exhibit 16.1

November 29, 2018

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

We have read Item 4.01 of the Current Report on Form 8-K dated September 4, 2018 of Cybrdi, Inc. and are in agreement with the statements regarding our firm. We have no basis to agree or disagree with the other statements contained therein.

Very truly yours,

KCCW Accountancy Corp.
Los Angeles, California

KCCW Accountancy Corp.
5042 Wilshire Blvd., #30011, Los Angeles, CA 90036, USA
Tel: +1 323 867 9880 • Fax: +1 323 375 0500 • info@kccwcpa.com